UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

 Filed by the Registrant ☑
 Filed by a Party other than the Registrant ☐

 Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ARMOUR RESIDENTIAL REIT, INC.
__________________________________________________________________________________________________________________________________________

 (Name of Registrant as Specified In Its Charter)
 ________________________________________________________________________________________________________________________________________
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
 ____________________________________________________________________________________________________________________________________________________________________________________________________

(2)	Aggregate number of securities to which transaction applies:
 ____________________________________________________________________________________________________________________________________________________________________________________________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
 ____________________________________________________________________________________________________________________________________________________________________________________________________

(4)	Proposed maximum aggregate value of transaction:
 ____________________________________________________________________________________________________________________________________________________________________________________________________

(5)	Total fee paid:
 ____________________________________________________________________________________________________________________________________________________________________________________________________

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
 ____________________________________________________________________________________________________________________________________________________________________________________________________

(2)	Form, Schedule or Registration Statement No.:
 ____________________________________________________________________________________________________________________________________________________________________________________________________

(3)	Filing Party:
 ____________________________________________________________________________________________________________________________________________________________________________________________________

(4)	Date Filed:
 ____________________________________________________________________________________________________________________________________________________________________________________________________

October 28, 2011

***IMPORTANT REMINDER: PLEASE VOTE TODAY***

Dear Stockholder:

We previously mailed you proxy materials and duplicate proxy cards for the Special Meeting of Stockholders of ARMOUR Residential REIT, Inc. which was scheduled to be held on Tuesday, November 1, 2011.  According to our records, we still have not yet received your vote.  The Special Meeting has been postponed until Thursday, December 1, 2011 in order to provide stockholders additional time to vote their shares.  The record date for the postponed Special Meeting remains August 18, 2011 and the Special Meeting will be held on Thursday, December 1, 2011 at 12:30 p.m. at the Holiday Inn Oceanside, 3384 Ocean Drive, Vero Beach, Florida  32963.

Although over 94% of the votes cast have voted FOR the proposal to broaden our investment class, we have not received the required affirmative vote of the majority of our issued and outstanding shares.  We are therefore continuing to solicit your vote.  Your vote is very important no matter how many shares you own.  It is important that you sign and return your proxy as soon as possible in order to ensure that your shares will be represented and voted at the meeting accordingly.  If you hold your shares in the name of a brokerage firm, your broker cannot vote on this proposal unless they receive specific instructions from you.

Your Board of Directors recommends that you vote FOR proposal 1.  ISS and Glass Lewis, the two leading independent proxy advisors, have each recommended a vote FOR proposal 1.

Our charter currently allows us to invest only in securities issued or guaranteed by a U.S. Government-chartered entity.  Based on recent federal legislative and regulatory developments, it appears clear that the role of the Government Sponsored Entities will change in the future.  While we are committed to investing in Agency Securities for as long as appropriate supply and pricing exist, our Board of Directors is concerned that our existing investment asset class restriction might leave us with restricted investment options.  As a result, our Board of Directors is seeking stockholder approval to broaden our investment asset class.

***Please Vote Today***

Allowing our investment program to evolve with US Government policy will improve our risk management, give us tools to better protect our dividend and provide us with the same flexibility as our peers in the Agency REIT sector.

In the event that your proxy material has been misplaced, a duplicate Voting Instruction Form and return envelope is enclosed.

Please sign and date the enclosed Voting Instruction Form (or follow the telephone & internet instructions on the Voting Instruction Form).  In the event that two Voting Instructions Forms are received from you, the one bearing the latest date will be counted, as it automatically revokes all prior proxy votes received.

On behalf of the Board of Directors, I extend our appreciation for your continued support

Sincerely,
Scott J. Ulm
Co-Chief Executive Officer